EX99.28(h)(5)(xii)

Amendment to the Transfer Agency Agreement between
Jackson Variable Series Trust and Jackson National Asset Management, LLC

    This Amendment is made by and between Jackson Variable Series Trust (formerly, Curian Variable Series Trust), a Massachusetts business trust (the "Trust"), and Jackson National Asset Management, LLC, a Michigan limited liability corporation ("JNAM").

Whereas, the Trust and JNAM entered into a Transfer Agency Agreement dated November 29, 2011, as amended (the "Agreement").

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds of the Trust (the "Funds") and the owners of record thereof.

Whereas, the parties have agreed to amend Exhibit A of the Agreement to remove the JNL/Mellon Capital Frontier Markets 100 Index Fund ("Frontier Markets Fund") pursuant to the merger of the Frontier Markets Fund into another Fund effective April 25, 2016.

Now Therefore, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust and JNAM agree to amend the Agreement as follows:

1.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the parties have caused this Amendment to be executed and effective as of April 25, 2016.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Attest:		Jackson Variable Series Trust

By:	/s/ Brea Davis	By:	/s/ Adam C. Lueck
Name:	Brea Davis	Name:	Adam C. Lueck
		Title:	Assistant Secretary

Attest:		Jackson National Asset Management, LLC

By:	/s/ Brea Davis	By:	/s/ Mark D. Nerud
Name:	Brea Davis	Name:	Mark D. Nerud
		Title:	President and CEO

Exhibit A
List of Funds as of April 25, 2016

JNAM Guidance – Interest Rate Opportunities Fund
JNAM Guidance – Conservative Fund
JNAM Guidance – Moderate Fund
JNAM Guidance – Growth Fund
JNAM Guidance – Moderate Growth Fund
JNAM Guidance – Maximum Growth Fund
JNAM Guidance – Alt 100 Fund
JNAM Guidance – Equity 100 Fund
JNAM Guidance – Fixed Income 100 Fund
JNAM Guidance – Real Assets Fund
JNL Tactical ETF Conservative Fund
JNL Tactical ETF Moderate Fund
JNL Tactical ETF Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/AQR Risk Parity Fund
JNL/BlackRock Global Long Short Credit Fund
JNL/DFA U.S. Micro Cap Fund
JNL/DoubleLine® Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/Epoch Global Shareholder Yield Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/Lazard International Strategic Equity Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PIMCO Credit Income Fund
JNL/PPM America Long Short Credit Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/The Boston Company Equity Income Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/Van Eck International Gold Fund
JNL/WCM Focused International Equity Fund

A-1